SEMPRA ENERGY
Table C

BUSINESS UNIT EARNINGS (Unaudited)

	Three Months Ended
	March 31
In Millions of Dollars	2002	2001
Earnings before Interest & Taxes
California Utilities
Southern California Gas	$ 119	$ 116
San Diego Gas & Electric	120	128
Total California Utilities	239	244

Global Enterprises
Trading	68	143
Resources	(5)	5
International	6	7
Solutions	3	(8)
Other	2	40
Total Global Enterprises	74	187

Financial	(12)	(12)

Parent & Other	(22)	(19)

Consolidated EBIT	$ 279	$ 400

Net Income
California Utilities
Southern California Gas	$ 60	$ 51
San Diego Gas & Electric	53	52
Total California Utilities	113	103

Global Enterprises
Trading	42	86
Resources	(3)	4
International	8	5
Solutions	1	(6)
Other	(1)	13	(1)
Total Global Enterprises	47	102

Financial	7	8

Parent & Other (2)	(21)	(35)

Consolidated Net Income	$ 146	$ 178

(1) Includes $20 after-tax gain on the sale of Energy America.
(2) Parent interest expense is not allocated to the business units.